UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2026, Azitra, Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to increase the authorized shares of the Company’s common stock, par value $0.0001 per share, from 200,000,000 to 750,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock (the “Authorized Share Increase”). The Authorized Share Increase was approved by stockholders at the Company’s Annual Meeting as described in Item 5.07 below.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2026, the Company reconvened its 2026 annual meeting of stockholders (the “Annual Meeting”), which was initially convened and then adjourned, without conducting any business on June 4, 2026. Proxies had been submitted by stockholders representing over one-third of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum. At the Annual Meeting, the Company’s stockholders voted on eight proposals, each of which is described in more detail in the proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on May 8, 2026 and is incorporated herein by reference. The following is a brief description of the matters voted upon and the results.

Proposal No. 1. Stockholders approved the election of the four director nominees named in the Proxy Statement to serve as members of the Board of Directors (the “Board”) of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the Proxy Statement for election to the Company’s Board were the following individuals: Francisco D. Salva, Travis Whitfill, Barbara Ryan and John Schroer, with shares voted as follows:

Name	For	Withheld	Broker Non-Votes
Francisco D. Salva	639,815	576,647	4,861,794
Travis Whitfill	642,109	574,353	4,861,794
Barbara Ryan	1,087,320	129,142	4,861,794
John Schroer	643,985	572,477	4,861,794

Proposal No. 2. Stockholders approved the adoption of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 200,000,000 shares to 750,000,000 shares, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
713,487	476,452	26,523	4,861,794

As described in Item 5.03 of this Current Report, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware on June 15, 2026 to effect the Authorized Share Increase.

Proposal No. 3. Stockholders approved the adoption of an amendment to the Company’s Certificate of Incorporation, and authorized the Company’s Board, to effect one or more reverse stock splits, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
645,704	550,065	20,693	4,861,794

Proposal No. 4. Stockholders ratified the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,319,060	699,850	59,346	0

Proposal No. 5. Stockholders approved, for purposes of complying with NYSE American Company Guide Sections 713(a) and 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, including shares of common stock underlying warrants, pursuant to the securities purchase agreement with Alumni Capital LP, dated November 24, 2025, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
986,846	221,077	8,539	4,861,794

Proposal No. 6. Stockholders approved, for purposes of complying with NYSE American Company Guide Sections 713(a) and 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, upon the conversion of the Company’s Series A Preferred Stock and upon the exercise of the Series B Warrants and Series C Warrants (or, in certain circumstances, upon the exercise of pre-funded warrants), pursuant to the securities purchase agreement, dated March 18, 2026, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
965,498	237,974	12,990	4,861,794

Proposal No. 7. Stockholders did not approve an amendment and restatement of the Azitra, Inc. 2023 Stock Incentive Plan (the “2023 Plan”) to increase the authorized share reserve, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
443,678	738,123	34,661	4,861,794

Proposal No. 8. Stockholders approved an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,798,084	1,024,326	255,846	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Azitra, Inc., as filed on June 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZITRA, INC.

Dated: June 16, 2026	By:	/s/ Francisco D. Salva
Francisco D. Salva
Chief Executive Officer